Exhibit 10.39

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT
AND OTHER LOAN DOCUMENTS
THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT AND OTHER LOAN DOCUMENTS (this “Amendment”) is entered into as of October 25, 2013 (the “Effective Date”), among ORIX CAPITAL MARKETS, LLC, a Delaware limited liability company, in its capacity as agent for Lenders (“Agent”) on behalf of Lenders (as hereinafter defined), CALIFORNIA PROTON TREATMENT CENTER, LLC, a Delaware limited liability company (“Borrower”) and JEFFREY L. BORDOK and JAMES THOMSON (collectively, “Guarantors”).
RECITALS:
A.    Borrower, Lenders, Orix Capital Markets LLC, a Delaware limited liability company and Varian Medical Systems International, Inc., a Swiss corporation (collectively, “Lenders”) and Agent have entered into that certain Loan and Security Agreement dated as of September 30, 2011 (the “Loan Agreement”), pursuant to which Lenders agreed to make the loan described therein (the “Loan”) to Borrowers for the purpose of developing and constructing the Project.
B.    Borrower and Provider have determined that due to the scheduling of the opening of the Facility, there is no longer a need for the Pre-Opening Expenses Escrow Account and that the funds that were to be deposited in the Pre-Opening Expenses Escrow Account should instead be deposited in the Operating Deficit Escrow Account.
C.    Borrower has requested that Lenders and Agent modify certain of the terms of the Loan Agreement to facilitate the combination of the Pre-Opening Expenses Escrow Account and the Operating Deficit Escrow Account, and Lenders and Agent have agreed to such request, subject to the terms and conditions of this Amendment.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, on behalf of itself and Lenders, Borrower and Guarantors hereby agree as follows:
1.    Defined Terms. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in the Loan Agreement (as modified hereby). Additional terms defined herein are incorporated into the Loan Agreement.
2.    Recitals. All of the Recitals stated above are true and accurate and by this reference are incorporated into and made a part of the body of this Amendment.
3.    Reallocation and Modifications of Escrow Accounts. As a result of the anticipated overlap of the need for the Operating Deficit Escrow Funds and Pre-Opening Escrow Funds (as such terms are defined in the Facility Lease), Borrower and Provider have agreed to certain modifications to the Facility Lease with respect to the Operating Deficit Escrow Account, Operating Deficit Escrow Funds, the Pre-Opening Escrow Account and Pre-Opening Escrow Funds (as such terms are defined in the Facility Lease). Specifically, Borrower and Provider have agreed to eliminate the requirement to establish the Pre-Opening Escrow Account and deposit the Pre-Opening Escrow Funds therein, and to require only that Borrower establish and fund the Operating Deficit Account (the “Facility Lease Modification”). The Operating Deficit Escrow Funds will be used to fund both operating deficits incurred during the Ramp Up Period (as defined in the Facility Lease) in accordance with the terms of the Facility Lease and Budgeted Pre-Opening Expenses (as defined in the Facility Lease). Agent and Lenders hereby consent to the Facility Lease Modification as described herein and as evidenced by that certain First Amendment to Lease and Management Services Agreement dated of even date herewith between Provider and Borrower, a copy of which has been provided to Agent and Lenders.
Accordingly, to reflect the changes made pursuant to the Facility Lease Modification, the following modifications are made to the Loan Agreement:
(a)    Section 1.1.4(i) of the Loan Agreement is deleted in its entirety and the following inserted in lieu thereof:
“(i)    “Holdbacks” means: Collectively, the CapEx Holdback, the Contingency Holdback, the Development Fee Holdback, the Insurance Holdback, the Interest Holdback, the O&M Holdback, the Operating Deficit Holdback, the Project Working Capital Holdback, the Real Estate Tax Holdback and the Working Capital Holdback, each a “Holdback”.
(b)    Section 1.1.4(t) of the Loan Agreement is deleted in its entirety and the following inserted in lieu thereof:
“(t)    “Operating Deficit Holdback” means: A holdback from the proceeds of the Loan in the amount of $9,213,406.”

(c)    Section 1.1.4(u) of the Loan Agreement is deleted in its entirety.
(d)    The first paragraph (unlettered) of Section 2.2.2 is deleted in it its entirety and the following inserted in lieu thereof:
2.2.2    Holdbacks. Advances from the Holdbacks shall be available for disbursement upon satisfaction of the applicable terms and conditions of this Agreement. Advances from each of the Holdbacks shall not exceed the amount of the applicable Holdback as set forth in Section 1.1 of this Agreement. Subject to Section 3.2.5, Borrower shall not, in the absence of prior written approval from Agent given in Agent’s sole and absolute discretion, reallocate funds in the Project Budget from one line item to another line item or from one Holdback to another Holdback. Notwithstanding anything contained herein to the contrary, commencing on the Amortization Commencement Date and except for the Working Capital Holdback, the Development Fee Holdback and the O&M Holdback, Borrower shall have no further right to request or receive any Advances from any other Holdback, and except for the Working Capital Holdback, the Development Fee Holdback and the O&M Holdback, Lenders shall have no further obligation to make any Advances from any other Holdback; provided that on the Amortization Commencement Date any undisbursed amounts of the Operating Deficit Holdback, if any, may, at Borrower’s written request, be allocated to the Working Capital Holdback.

(f)    Section 2.2.2(g) of the Loan Agreement is deleted in its entirety.
(g)    Section 2.5.2 of the Loan Agreement is deleted in its entirety and the following inserted in lieu thereof:
2.5.2    Facility Lease Escrow Accounts. On the Closing Date, Borrower shall establish with Agent (or Agent’s designee) the Operating Deficit Escrow Account and the Working Capital Escrow Account (collectively, the “Escrow Accounts” and each, an “Escrow Account”), into which funds shall be subsequently deposited therein in accordance with this Agreement. Each of the Escrow Accounts shall be established as a separate non-interest bearing account with Agent (or Agent’s designee) which shall not be commingled with other funds of Agent. Agent (or Agent’s designee) shall also establish subaccounts of each of the Escrow Accounts which shall be ledger or book entry accounts (such subaccounts are referred to herein as “Subaccounts” and each, a “Subaccount”). All Revenues available pursuant to Section 2.6 shall be used to fund the Subaccount for the Operating Deficit Escrow Account in an amount equal to the Operating Deficit Escrow Funds, the Subaccount for the Working Capital Escrow Account in an amount equal to the Minimum Working Capital Amount, in each instance regardless of whether the Facility Lease then requires such funding (provided, however, that after such time as any such Escrow Account has been funded in accordance with the terms set forth below, Revenues available pursuant to Section 2.6 that would otherwise be used fund the Subaccount for any such previously funded Escrow Account shall instead be used to fund any such Escrow Account directly). Borrower shall provide written notice to Agent, no later than five (5) Business Days prior to the date that each Escrow Account is required to be established pursuant to the Facility Lease, of the date such Escrow Account is to be funded pursuant to the Facility Lease and the amount required to be deposited therein (each, an “Escrow Funding Notice”). Provided that so long as no Default, Event of Default or Cash Trap Event shall have occurred and be continuing, Agent (or Agent’s designee) shall, prior to the required funding date set forth in any such Escrow Funding Notice, transfer all funds contained in the applicable Subaccount into the applicable Escrow Account. Notwithstanding the foregoing, as and when required under the Facility Lease and prior to delinquency under the Facility Lease, and after taking into account all funds then on deposit therein and in the applicable Subaccount, Borrower shall deposit with Agent (or Agent’s designee) for immediate deposit by Agent in the applicable Escrow Account (i) the Operating Deficit Escrow Funds required to be held in the Operating Deficit Escrow Account and (ii) the Minimum Working Capital Amount required to be held in the Working Capital Escrow Account (Borrower agrees that it shall not elect to deliver to Provider the Working Capital Letter of Credit described in Section 5.7 of the Facility Lease). Subject to Borrower’s satisfaction of all the terms and conditions contained herein relating to Advances and provided that Borrower delivers to Agent such accompanying documentation as Agent shall request, Borrower shall be entitled to (1) a single Advance of the Operating Deficit Holdback to cause the then existing balance of the Operating Deficit Escrow Account (and/or its Subaccount) to contain all of the Operating Deficit Escrow Funds when required under the Facility Lease and (2) a single Advance of the Working Capital Holdback to cause the then existing balance of the Working Capital Escrow Account (and/or its Subaccount) to contain all of the Minimum Working Capital Amount when required under the Facility Lease. To the extent required under the Facility Lease, Revenues available pursuant to Section 2.6 shall be used to fund all additional amounts of the Operating Deficit Escrow Funds and Minimum Working Capital Amount as and when required, and prior to delinquency, under the Facility Lease, and to the extent that Revenues available pursuant to Section 2.6 are insufficient to fully fund all such additional amounts, Borrower shall deposit with Agent for immediate deposit by Agent in the applicable Escrow Account, all such additional amounts as and when required, and prior to delinquency, under the Facility Lease. For the avoidance of doubt and notwithstanding anything contained in this Agreement to the contrary, until such time as Agent (or Agent’s designee) shall have transferred funds contained in a Subaccount into the applicable Escrow Account pursuant to an Escrow Funding Notice, prior to the date that each Escrow Account is required to be established and funded pursuant to the Facility Lease, all funds deposited with or paid to Agent pursuant to this Section 2.5.2 (including, without limitation, any Advance from any Holdback designated for the funding of any Escrow Account) or Section 2.6 with respect to the establishment, funding or replenishment of any Escrow Account shall be held in the Subaccount for the applicable Escrow Account and shall not be held directly in the applicable Escrow Account.
Provided that all conditions set forth in the Facility Lease with respect to the disbursement of funds held in the applicable Escrow Account have been satisfied and that Borrower delivers to Agent such accompanying documentation as Agent shall reasonably request:
(a)    funds held in the Operating Deficit Escrow Account shall be disbursed into the Operating Account within three (3) Business Days of Borrower’s request for the purpose of paying certain costs and expenses relating to the Project in accordance with Section 5.6 of the Facility Lease, provided, however, that if any disbursement from the Operating Deficit Escrow Account causes the then remaining funds in the Operating Deficit Escrow Account to be less than the Minimum Working Capital Amount, Borrower shall immediately deposit with Agent, for immediate deposit by Agent in the Operating Deficit Escrow Account, all additional amounts necessary to keep and maintain an amount not less than the Minimum Working Capital Amount in the Operating Deficit Escrow Account; and
(b)    funds held in the Working Capital Escrow Account shall be disbursed into the Operating Account within three (3) Business Days of Borrower’s request for the purpose of paying certain costs and expenses relating to the Project in accordance with Section 5.7.1 of the Facility Lease, provided, however, that if any disbursement from the Working Capital Escrow Account would cause the then remaining funds in the Working Capital Escrow Account to be less than the Minimum Working Capital Amount, Borrower shall immediately deposit with Agent, for immediate deposit by Agent in the Working Capital Escrow Account, all additional amounts necessary to keep and maintain an amount not less than the Minimum Working Capital Amount in the Working Capital Escrow Account.
4.    Reallocation of Project Budget. Borrower and Agent acknowledge and agree the current allocations under the Project Budget are set forth on Exhibit A attached hereto, which have been previously approved by Agent on behalf of Lenders. Any reallocation of the Project Budget and/or any Holdback amounts after the Effective Date shall be done so only in accordance with the terms and provisions of the Loan Agreement.
5.    Ratification by Borrower. Borrower hereby (a) renews, ratifies and confirms the indebtedness evidenced by the Note and the other Loan Documents, as modified hereby; (b) acknowledges that the liens and security interests created and evidenced by the Mortgages and other Loan Documents are valid, subsisting and enforceable in accordance with their terms, as modified hereby; (c) acknowledges and agrees that, as of the Effective Date, Borrower has no offsets, claims, counterclaims or defenses to the indebtedness evidenced by the Notes and the other Loan Documents, as modified hereby, or otherwise with respect to the Loan or the Loan Documents; (d) acknowledges and agrees that Borrowers are, and shall remain, liable for the prompt and timely payment and performance of the indebtedness evidenced by the Notes and the other Loan Documents, as modified hereby; (e) agrees that the Loan Documents are and remain in full force and effect, except as expressly modified hereby, and that the Loan Documents continue to be the legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms, subject only to Insolvency Laws and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and (f) represents and warrants that, after giving effect to the terms and conditions of this Amendment (i) there are no uncured Events of Default under the Loan Documents and no event, condition or state of facts exists or has occurred and remains uncured that, with the giving of notice or passage of time or both, would constitute an Event of Default under the Loan Documents, (ii) the representation and warranties in the Loan Agreement and the other Loan Documents are true and correct as of the date hereof, (iii) there has been no material adverse change in the financial condition of Borrower, Guarantors or any other party whose financial statement has been delivered to Agent in connection with the Loan from the date of the most recent financial statement received by Agent, (iv) Borrower is validly existing under the laws of the State of Delaware, has the requisite power and authority to execute and deliver this Amendment, the execution and delivery of this Amendment has been duly authorized by all requisite action by or on behalf of Borrower and this Amendment has been duly executed and delivered on behalf of Borrower.
6.    Reaffirmation of Guarantor Documents. Guarantors hereby ratify and affirm the Guaranty and Environmental Indemnity (collectively, the “Guarantor Documents”), and consent to and acknowledge this Amendment and reaffirm and acknowledge their liability to Lenders under the Guarantor Documents subject to their terms and conditions thereof and agree that the duties, liabilities and obligations under the Guarantor Documents shall not in any manner be impaired, discharged or released by this Amendment. Guarantors hereby represent and warrant that (i) the representations and warranties of Guarantors contained in the Guarantor Documents are, as of the Effective Date, true and correct and Guarantors do not know of any default thereunder, and (ii) each of the Guarantor Documents continues to be the valid and binding obligations of Guarantors, enforceable in accordance with their respective terms and Guarantors have no offsets, claims, counterclaims or defenses to the enforcement of the rights and remedies of Lenders thereunder.
7.    Modification of other Loan Documents. All references in the other Loan Documents to the (a) “Loan” shall refer to Loan, as amended by this Amendment and (b) “Loan Agreement” shall mean the Loan Agreement as modified hereby.
8.    Continued Validity. Except as expressly provided in this Amendment, all terms, conditions, representations, warranties, and covenants contained in the Loan Agreement and the other Loan Documents shall remain in full force and effect, and are hereby ratified, confirmed and acknowledged by Borrower and Guarantors.
9.    Representations and Warranties. Borrower hereby represents and warrants to Agent and Lenders that the execution, delivery and performance of this Amendment (i) have been authorized by all requisite corporate, partnership, limited liability company and trust action and (ii) do not and will not violate or conflict with, result in a breach of or require any consent under the articles or certificate of incorporation, bylaws, partnership agreement, trust agreement or other organizational documents of Borrower, any applicable laws or any material agreement binding on Borrower or any of its property.
10.    No Waiver, etc. This Amendment does not affect or limit Agent's and/or any Lenders’ rights or remedies in any way with respect to any existing or future act or omission (including any breach of the terms of this Amendment by Borrower) that may constitute a default by Borrower, or with respect to any Default or Event of Default resulting from prior or future acts or omissions by Borrower. This Amendment does not, and shall not be construed to, create any obligation by Agent, Lenders, or any of them, to forbear from any Default or Event of Default that may exist now or in the future under the Loan Agreement or the other Loan Documents. Agent expressly reserves, on behalf of itself and Lenders, all of, and does not modify or waive in any way any of, their rights and remedies under the Loan Agreement, the other Loan Documents, applicable law or otherwise and Agent, on behalf of itself and on behalf of Lenders, hereby reserves all of their rights and remedies under all of the Loan Documents and applicable law.
11.    Fees and Expenses. Borrower agrees to pay all reasonable fees and expenses incurred by Agent and Lenders in connection with the negotiation of this Amendment, and the transactions contemplated hereby, including, without limitation, fees and costs of third-party consultants, accountants or professionals retained by Agent and Lenders and reasonable attorneys’ fees and expenses.
12.    Construction. This Amendment and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with and governed by, the laws of the State of New York and any applicable laws of the United States of America.
13.    Binding Effect. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided, however, that Borrower shall not assign or transfer its rights or obligations hereunder without the prior written consent of the Agent and Lenders.
14.    Counterparts. This Amendment may be executed in several counterparts, each of which shall be fully effective as an original, and all of which together shall constitute one and the same instrument.
15.    NO ORAL AGREEMENTS. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
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BORROWER:

CALIFORNIA PROTON TREATMENT CENTER, LLC, a Delaware limited liability company

By:        /s/ Jeffrey L. Bordok
Name:        Jeffrey L. Bordok
Title:        Manager

AGENT, on behalf of itself and the Lenders:

ORIX CAPITAL MARKETS, LLC, a Delaware limited liability company

By:        /s/ Jim Dunn
Name:        Jim Dunn
Title:        Vice President

GUARANTORS:

/s/ Jeffrey L. Bordok
JEFFREY L. BORDOK

/s/ James Thomson
JAMES THOMSON

First Amendment to Loan and Security Agreement and Other Loan Documents – Page 1
(CPTC)